Exhibit 4.4

The warrant represented by this certificate, and the securities issuable upon the exercise of this warrant, have not been registered under the Securities Act of 1933 (the “Act”) or the securities laws of any state (the “State Acts”), and may not be sold or otherwise transferred (whether or not for consideration) by the registered holder hereof except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel to the Company to the effect that any such transfer shall not be in violation of the Act and the State Acts.

Void after 4:00 p.m.  Eastern Time, September 24, 2013

Warrant to Purchase            shares of Common Stock at a price of $6.83 per share.

WARRANT TO PURCHASE SHARES

OF

VIRGINIA COMMERCE BANCORP, INC.

This is to certify that, FOR VALUE RECEIVED,

(hereinafter referred to as the “Holder”) is entitled to purchase, subject to the provisions of this Warrant, from Virginia Commerce Bancorp, Inc. (the “Company”) at any time on or after September 24, 2008 and not later than 4:00 p.m. Eastern Time, on September 24, 2013, at a purchase price of $6.83 per share (the “Share Price”),                        (                      ) shares of Common Stock, $1.00 par value, of the Company (the “Shares”).  The Share Price and number of Shares to be issued upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth, and references to such defined terms shall be as adjusted hereunder.

1.                                       Exercise of Warrant.                                  (a)  Subject to any limitations imposed herein or by law, this Warrant may be exercised in whole or in part at any time or from time to time on or after September 24, 2008, or if such date is a day on which banking institutions in the Commonwealth of Virginia are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company with the Purchase Form annexed hereto duly executed and accompanied by payment of the Share Price for the number of Shares specified in such form, together with all federal and state taxes applicable upon such exercise.  The Share Price and other amounts required to be paid in connection with the exercise of this Warrant may, at the Holder’s election, be paid in cash (including by check, bank draft or wire transfer), by delivery of shares of common stock of the Company owned by such owner prior to exercise, duly endorsed in blank or with endorsed stock powers attached, and otherwise in form suitable for transfer, valued at such Market Value (as hereinafter defined) of such shares of common stock, or by a combination of cash and such shares of common stock, provided however, that at any time when the Company is not permitted to repurchase, redeem or otherwise acquire shares of its common stock or other equity securities under applicable law, regulation or under the terms of any agreement by which the Company or its assets are bound, then cash payment of the Share Price shall be required.  For purposes hereof, the “Market Value” of a share of common stock delivered in payment of all or a portion of the Share Price shall be equal to the last reported sales price of the common stock on The Nasdaq Stock Market on the day prior to exercise (or on such other national securities exchange on which the common stock is traded on such date), or if there were no sales on such date, the average of the closing bid and closing asked prices on such date.

(b)                                 If this Warrant should be exercised in part only, the Company, upon surrender of this Warrant for cancellation, shall execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Shares purchasable hereunder.  Upon receipt by the Company of this Warrant at the office or agency of the Company, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Shares shall not then be actually delivered to the Holder.

2.                                       Reservation of Shares; Shares Fully Paid.              The Company hereby agrees that at all times there shall be reserved for issuance or delivery upon exercise of this Warrant such number of Shares as shall be required for issuance or delivery upon exercise of this Warrant.  The Company further agrees that all Shares issuable upon exercise of the rights represented by this Warrant, will, upon issuance in accordance with the provisions hereof, be fully paid and non-assessable, and free from any taxes, liens and charges in respect of issuance.

3.                                       Fractional Shares.                                          No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  Any fraction of a share called for upon any such exercise hereof, shall be cancelled without the payment of any consideration or compensation.

4.                                       Exchange, Assignment or Loss of Warrant; Securities Law.                     (a) This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company, if any, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of Shares purchasable hereunder.  This Warrant may be sold, transferred, assigned, or hypothecated (a “Transfer”) without any limitation other than those expressly imposed or noted herein or necessary to comply with applicable state and federal securities laws. Any such Transfer shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax; whereupon the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled.  This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation hereof to the office of the Company or at the office of the stock transfer agent, if any, together with a written notice specifying the name and denomination in which new Warrants are to be issued and signed by the holder hereof.  The term “Warrant” as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification including a surety bond, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.  Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(b)                                 Unless this Warrant and the Shares shall have been registered under the Securities Act of 1933, or successor statute, and any applicable state securities laws, or the Company shall have received a satisfactory opinion of counsel that the legend hereinafter referred to is otherwise not required, the certificates that will evidence the Shares issuable upon the exercise of the Warrant, or upon any Transfer thereof, will be imprinted with conspicuous legends in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) or the securities laws of any state (the “State Acts”), and may not be sold or otherwise transferred (whether or not for consideration) by the registered holder hereof except upon the issuance to the Company of a favorable opinion of its counsel and/or submission to the Company of such other evidence as may be satisfactory to counsel to the Company to the effect that any such transfer shall not be in violation of the Act and the State Acts.

The Holder, by acceptance hereof, agrees, prior to any transfer of the Shares or the Warrant, to give written notice to the Company expressing the desire of the undersigned to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to counsel to the Company and the following provisions shall apply:

(i)  If, in the opinion of such counsel, the proposed transfer may be effected without registration under the Act and the State Acts, the Company will promptly thereafter notify the holder thereof, whereupon such holder shall be entitled to transfer such securities in accordance with the terms of the notice delivered by such holder to the Company and upon such further terms and conditions as shall be required by the Company to assure compliance with the Act and the State Acts; and the Company will deliver, upon surrender of the certificate representing such securities, in exchange therefor, a new certificate representing such securities, which new certificate may not bear a legend of the character set forth above if such counsel agrees that such legend is no longer required under the Act and the State Acts.

(ii)  If, in the opinion of such counsel, the proposed transfer may not be effected without registration under the Act and the State Acts, a copy of such opinion shall be delivered promptly to the holder who has proposed such transfer, and such proposed transfer shall not be made unless such registration is then in effect.

5.                                       Rights of the Holder.                                The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

6.                                       Anti-Dilution Provisions.

(a)                                  Adjustment of Number of Shares and Price.         In the event the Company, prior to the expiration of this Warrant by its exercise or by its terms, issues any shares of its Common Stock as a stock dividend or subdivides the number of its outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the number of Shares purchasable pursuant to this Warrant shall be proportionately increased.  Conversely, in the event the Company shall reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then in such case the number of Shares purchasable pursuant to this Warrant shall be proportionately decreased.  Upon any adjustment in the number of Shares purchasable, the exercise price per share also shall be adjusted so that the total purchase price of all Shares purchasable after adjustment shall be the same as the total price before adjustment.  If the Company, at any time during the life of this Warrant, shall declare a dividend payable in cash on its Common Stock and at substantially the same time shall offer to its shareholders a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, for the purpose of this Warrant all Common Stock so issued shall be deemed to have been issued as a stock dividend.  Any dividend paid or distributed upon the Common Stock in stock of any other class or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

(b)                                 Determination of Date of Issue.                         In case the Company shall take a record of the holders of any Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock or (ii) to subscribe for or purchase Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of granting of such right of subscription or purchase, as the case may be.

(c)                                  Common Stock Defined.              Whenever reference is made in this Section 6 to the issue or sale of shares of Common Stock, the term “Common Stock” shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class of stock ranking on a parity with such Common Stock.  However, subject to the provisions of Section 8 hereof, shares issuable upon exercise hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

(d)                                 Officer’s Certificate.                                   Whenever the number of Shares shall be adjusted as required herein, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its stock transfer agent, if any, an officer’s certificate showing the adjusted number of Shares determined as herein provided and setting forth in reasonable detail the facts requiring such adjustment.  Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder and the Company shall, promptly after each such adjustment, deliver a copy of such certificate to the Holder.

7.                                       Notices to Warrant Holders.                                        So long as this Warrant shall be outstanding and unexercised (a) if the Company shall pay any dividend or make any distribution upon the Common Stock or (b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or a spin-off of assets of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least thirty (30) days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, or spin-off is to take place and the date, if any, is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, or spin-off.

8.                                       Reclassification, Reorganization or Merger.                                                 In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from Common Stock by way of dividend or other distribution or of a subdivision or combination), or in the case of any consolidation or merger of the Company with or into another corporation (other than merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder shall thereafter have the right to purchase upon the exercise hereof the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance.  The foregoing provision of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.  In the event that in any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for or of a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Paragraph 6(a) hereof with the amount of the consideration received upon the issue thereof being determined by the Board of Directors of the Company, such determination to be final and binding on the Holder.

9.                                       Dissolution.                              If, at any time prior to the expiration of this Warrant and prior to the exercise hereof, any dissolution, liquidation or winding up of the Company shall be proposed, the Company shall cause to be mailed at least 30 days notice by certified mail to the registered Holder of this Warrant Certificate at his address as it appears on the books of the Company.  Such notice shall specify the date as of which holders of record of Common Stock shall participate in any distribution or shall be entitled to exchange their Common Stock for securities or other property, deliverable upon such dissolution, liquidation or winding up, as the case may be; to the end that, during such period of 30 days, the Holder of this Warrant may exercise this Warrant and purchase Shares (or other securities substituted therefor as hereinbefore provided) and be entitled in respect of the securities so purchased to all of the rights of the other holders of Common Stock of the Company.  In case of a dissolution, liquidation or winding up of the Company, all purchase rights under this Warrant shall terminate at the close of business on the date as of which holders of record of the Common Stock shall be entitled to participate in a distribution of the assets of the Company in connection with such dissolution, liquidation or winding up (provided that in no event shall said date be less than 30 days after completion of service by certified mail of notice as aforesaid).  Any Warrant not exercised prior to such time shall be void and no rights shall exist thereunder.  In any such case of termination of purchase rights, a statement thereof shall be included in the notice provided for herein.

10.                                 Spin-Offs.                                            In the event the Company spins-off a subsidiary by distributing to the shareholders of the Company as a dividend or otherwise the stock of the subsidiary, the Company shall reserve, for the life of the Warrant, shares of the subsidiary to be delivered to the holders of the Warrants upon exercise during the 30-day period provided in Section 7 thereof to the same extent as if they were owners of record of the Warrant Shares on the record date for payment of the shares of the subsidiary.

11.                                 Applicable Law.       This Warrant shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.

VIRGINIA COMMERCE BANCORP, INC.

By:
William K. Beauchesne, Treasurer and
Chief Financial Officer

Date: September , 2008

PURCHASE FORM

TO BE EXECUTED UPON EXERCISE OF WARRANT

TO: VIRGINIA COMMERCE BANCORP, INC.

The undersigned Holder of the within Warrant hereby (1) irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase hereunder,                           shares of Common Stock which the undersigned is entitled to purchase hereunder, (2) tenders the full payment thereof called for by the within Warrant, and (3) directs that the certificates for such shares be issued as set forth below:

Name:

Address:

Social Security Number or other identifying number:

and be delivered to the undersigned at:

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be delivered to the undersigned at the address for delivery of certificates set forth above.

Signature:
Dated:	Name:

NOTICE

The signature to the foregoing Purchase Form must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

ASSIGNMENT FORM

TO BE EXECUTED UPON TRANSFER OF WARRANT

FOR VALUE RECEIVED,	, hereby sells, assigns, and transfers to

Soc. Sec. No.

the within Warrant, together with all rights, title and interest therein, and does hereby irrevocably constitute and appoints attorney to transfer such Warrant on the warrant register of the within named company, with full power of substitution.

Signature

Dated:

Signature Guaranteed:

NOTICE

The signature to the foregoing assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever and should be guaranteed in a manner acceptable to the Company.